UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

DAIS ANALYTIC CORPORATION

(Exact name of Registrant as specified in its charter)

New York	000-53554	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11552 Prosperous Drive

Odessa, Florida 33556

(Address of principal executive offices) (Zip code)

(727) 375-8484

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 27, 2010, a holder of a promissory note issued by Dais Analytic Corporation (the “Company”) elected to apply all of the proceeds due and payable to the holder pursuant to such note in the principal amount of $250,000, plus accrued interest, to purchase the Company’s common stock, par value $0.01 per share (the “Common Stock”). The investor subscribed for and purchased from the Company 1,052,950 shares of Common Stock at a purchase price of $0.26 per share, resulting in an aggregate purchase price of $273,767 (the principal amount and related accrued interest under the note). The Common Stock was issued pursuant to exemption from registration pursuant to Regulation D and Section 4(2) of the Securities Act of 1933 (the “Securities Act”).

On December 30, 2010, another holder of a promissory note issued by the Company elected to apply all of the proceeds due and payable to such holder pursuant to such promissory note in the principal amount of $300,000, plus accrued interest, to purchase the Company’s Common Stock. The investor subscribed for and purchased from the Company 1,268,472 shares of Common Stock at a purchase price of $0.26 per share, resulting in an aggregate purchase price of $329,802.72 (the principal amount and related accrued interest under the note). The Common Stock was issued pursuant to exemption from registration pursuant to Regulation D and Section 4(2) of the Securities Act.

The December 30, 2010 sale of equity securities by the Company, when aggregated with the sale on December 27, 2010, was for more than 5% of the Company’s outstanding Common Stock.

SIGNAUTRE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAIS ANALYTIC CORPORATION

January 4, 2010	By:	/s/ Timothy Tangredi
Timothy Tangredi
Chief Executive Officer, President and Chairman